                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          STRUCTURAL DYNAMICS RESEARCH CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                    STRUCTURAL DYNAMICS RESEARCH CORPORATION

                               2000 EASTMAN DRIVE
                              MILFORD, OHIO 45150

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 6, 1999

TO THE SHAREHOLDERS OF STRUCTURAL DYNAMICS RESEARCH CORPORATION:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Structural Dynamics Research Corporation to be held on May 6, 1999 at 2:00 P.M. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150, for the purpose of considering and acting on the following:

    1.  Election of four Class II directors to serve until the 2001 Annual
       Meeting.

    2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 1999.

    3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 18, 1999 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          [JOHN A. MONGELLUZZO SIGNATURE]
                                          John A. Mongelluzzo
                                          Secretary
April 1, 1999

                                    IMPORTANT

    A PROXY STATEMENT AND PROXY ARE SUBMITTED HEREWITH. AS A SHAREHOLDER, YOU ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THIS ANNUAL MEETING IN PERSON. THE ENCLOSED ENVELOPE FOR RETURN OF PROXY REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED IN WHICH EVENT THEIR SIGNED PROXIES ARE REVOKED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                    STRUCTURAL DYNAMICS RESEARCH CORPORATION

                               2000 EASTMAN DRIVE
                              MILFORD, OHIO 45150

                                                                   April 1, 1999

                                PROXY STATEMENT

    The enclosed form of proxy is being solicited on behalf of the Board of Directors of Structural Dynamics Research Corporation (also referred to as "SDRC" or the "Company") for the Annual Meeting of Shareholders to be held on May 6, 1999. Each of the 35,642,423 shares of Common Stock outstanding on March 18, 1999, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Only shareholders of record on the books of the Company at the close of business on March 18, 1999 will be entitled to vote at the meeting either in person or by proxy. The Company has hired Morrow & Co., Inc. to assist it in soliciting proxies. This Proxy Statement is being mailed to shareholders on or about April 1, 1999.

    The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

    The Annual Report of the Company for the fiscal year ended December 31, 1998 is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is comprised of two classes, Class I consisting of three directors and Class II consisting of four directors, with no vacancies. At this Annual Meeting, the four directors of Class II are to be elected to hold office until the 2001 Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote for the election of only the four nominees designated for Class II directorships. Only the maximum of four Class II directors may be elected. The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the four nominees designated for Class II directorships.

    The nominees, William J. Weyand, John E. McDowell, James W. Nethercott and Gilbert R. Whitaker, Jr., are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the four highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the four nominees specified above unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

    Information with respect to each of the four nominees is as follows:

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1999)

    WILLIAM J. WEYAND, Chairman of the Board, President and Chief Executive Officer of the Company since February, 1998. Prior to joining the Company in June, 1997 as its President and Chief Executive Officer, Mr. Weyand served as Executive Vice President of Measurex Corporation (a world leader in the process control industry and Computer Integrated Manufacturing (CIM)). Mr. Weyand is 54 years of age and has been a director of the Company since June, 1997.

    JAMES W. NETHERCOTT, retired Senior Vice President, chief financial officer and a director of The Procter & Gamble Company (a diversified consumer products manufacturer), having served in all three capacities from 1979 until his retirement in 1991. Mr. Nethercott is 71 years of age and has been a director of the Company since February, 1995.

    JOHN E. McDOWELL, of counsel with the Cincinnati law firm of Dinsmore & Shohl LLP, counsel to the Company since its inception. Mr. McDowell also served as Secretary of the Company from 1967 until 1983. Mr. McDowell is 71 years of age and has been a director of the Company since October, 1967.

    GILBERT R. WHITAKER, JR., is currently Dean and H. Joe Nelson, III Professor of Business Economics, Jesse H. Jones Graduate School of Management, Rice University. Prior to that, he served as Professor of Business Economics, University of Michigan from 1979 until June, 1997 and served as Provost and Executive Vice President for Academic Affairs, University of Michigan from 1990 to 1995. Dr. Whitaker also served as Dean of the School of Business Administration, University of Michigan from 1979 to 1990. Dr. Whitaker currently serves as a director of Johnson Controls, Inc., Lincoln National Corporation and the Handleman Company. Dr. Whitaker is 67 years of age and has been a director of the Company since July, 1988.

    The following sets forth similar information with respect to incumbent directors in Class I of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

                               CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2000)

    WILLIAM P. CONLIN, Lead Director since October, 1996 and Chairman of the Board of the Company from February, 1995 to October, 1996. Mr. Conlin served as President of CalComp, Inc., a subsidiary of Lockheed Corporation, from 1983 to 1993. Mr. Conlin currently serves as a director of Syntellect Incorporated. Mr. Conlin is 65 years of age and has been a director of the Company since April, 1993.

    BANNUS B. HUDSON, is currently Chairman, President and Chief Executive Officer of Beverages & More, Inc. (the country's second largest beverage retailer) and formerly served as President and Chief Executive Officer of Equity Enterprises, Inc., a strategic consulting firm. Prior to that, he served as President and Chief Executive Officer of The United States Shoe Corporation, having served in such capacities for more than five years, until May, 1995. Mr. Hudson is also a director of Ohio National Financial Services and U.S. Biomaterials Corporation. Mr. Hudson is 53 years of age and has been a director of the Company since June, 1995.

    ARTHUR B. SIMS, has served as Chief Executive Officer and Chairman of the Board of 3D Systems Corporation (developer, manufacturer and marketer of rapid prototyping systems) since August, 1993 and, since September, 1991, has also served as Chief Executive Officer of 3D Systems, Inc., a California corporation which is an indirect, wholly-owned subsidiary of 3D Systems Corporation. From September, 1990 until September, 1991, Mr. Sims was an independent management consultant. Mr. Sims is 61 years of age and has been a director of the Company since July, 1995.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    In the fiscal year ended December 31, 1998, the Board of Directors met on 14 occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

    The Board's committee structure is governed by formal Board of Directors Guidelines on Corporate Governance Issues (the "Corporate Governance Guidelines") which include written charters for each committee. Among other provisions, the Corporate Governance Guidelines specify that only outside directors may serve on the committees. Information regarding the committees is set forth below.

    The Company has an Audit Committee of the Board of Directors, which held eight meetings during 1998. The Audit Committee recommends to the entire Board of Directors the independent auditors to be retained by the Company, consults with the independent auditors with respect to their audit plans, reviews the independent auditors' audit report and any management letters issued by the auditors, consults with management and the independent auditors with regard to financial reporting prior to public disclosure, and consults with the independent auditors with regard to the adequacy of internal controls. The present members of the Audit Committee are Messrs. Nethercott (Chairman), Conlin and McDowell.

    The Company has a Compensation Committee of the Board of Directors, which held three meetings during 1998. The Compensation Committee recommends to the entire Board of Directors the compensation arrangements for the Chief Executive Officer, determines the compensation of the corporate officers of the Company, administers the Company's stock option plans, and reviews proposed changes in management organization. The present members of the Compensation Committee are Messrs. Hudson (Chairman) and Conlin and Dr. Whitaker.

    The Board of Directors has a Nominating and Director Affairs Committee, which held one meeting during 1998. The functions of this Committee are to recommend corporate governance policies, to lead the annual self-evaluation of the Board and to periodically seek out qualified candidates for election to the Board and to make recommendations to the whole Board with respect to nominees. The Committee also makes recommendations as to exercise of the Board's authority to determine the number of its members, within the limits provided by the Company's Amended Code of Regulations. The members of the Nominating and Director Affairs Committee are Messrs. McDowell (Chairman), Conlin and Sims. Shareholders wishing to communicate with the Nominating and Director Affairs Committee concerning potential director candidates may do so by corresponding with the Company's Secretary, John A. Mongelluzzo, and including the name and biographical data of the individual being suggested.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer, each of the Company's other four most highly compensated executive officers (the "named executives") who held office as of the end of 1998, and during each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                       --------------
                                                ANNUAL COMPENSATION      SECURITIES
                                                --------------------     UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR  SALARY($)   BONUS($)(1)   OPTIONS(#)    COMPENSATION($)(2)
----------------------------------------  ----  ---------   --------   --------------   ---------------
William J. Weyand                         1998    469,295     --       450,000 shs.(3)      203,586(4)
 Chairman of the Board,                   1997    200,276   150,000    450,000 shs.         111,657(4)
 President and Chief Executive Officer    1996     --         --           --               --

Robert M. Nierman                         1998    273,583     --                --           12,024(6)
  Executive Vice President and Chief      1997    184,926    90,000    110,000 shs.(3)(5)         936(6)
  Operating Officer                       1996     --         --       80,000 shs.          --

Mark C. Goldstein                         1998    222,333     --                --            8,578(7)
  Vice President, Products Group          1997    173,209    70,000    85,000 shs.(3)         5,397(7)
                                          1996     --         --       70,000 shs.          --

John A. Mongelluzzo                       1998    189,354     --       70,000 shs.(3)         9,198(8)
  Vice President, Secretary and General   1997    183,429    55,000    50,000 shs.            4,919(8)
  Counsel                                 1996    147,333    75,000    20,000 shs.            4,658(8)

Jeffrey J. Vorholt                        1998    223,479     --       85,000 shs.(3)         9,535(9)
  Vice President, Chief Financial         1997    218,804    90,000    60,000 shs.            5,450(9)
  Officer and Treasurer                   1996    180,000   115,000    25,000 shs.            5,167(9)

------------------------

(1) Amounts shown consist of cash bonuses earned under the Company's Executive Incentive Compensation Plan with respect to the Company's performance in the reported year but which were actually paid out in the subsequent year.

(2) All amounts shown include amounts contributed by the Company pursuant to the Company's Tax Deferred Capital Accumulation (401(k)) Plan and, for 1998, its related Supplemental Retirement Plan, except in the case of Messrs. Weyand and Nierman who did not participate prior to the year 1998. Participants in the Company's plans may elect to reduce their salaries by no less than 1% per month and no greater than 15% per year and to have such amount contributed to their accounts in this plan. They may also make other voluntary contributions from time to time. With respect to any fiscal year, the Company may elect to partially match employee contributions. Such matching contributions may be either in cash or in shares of the Company's Common Stock. The Company elected to make such contributions for all the years shown. The Company's contributions were made in the form of Common Stock. Amounts in this plan become available for payout upon termination or retirement only.

(3) Represents shares underlying stock options which were cancelled and reissued as a result of participation in the Company's September 25, 1998 stock option exchange program. See "Report on Repricing of Options."

(4) Includes for 1998, $4,800 representing the Company's 401(k) plan contributions and $9,792, representing the Company's Supplemental Retirement Plan contribution. Also includes, for 1998 and 1997, $2,333 and $1,166 which were term life insurance premiums paid by the Company for insurance benefitting the named executive and includes, for 1998 and 1997, $186,661 and $110,491 in payment of costs associated with Mr. Weyand's relocation to Cincinnati, Ohio from Atlanta, Georgia. See "Executive
    Compensation -- Employment Agreement."

(5) Mr. Nierman also received a separate 30,000 share option grant early in 1998 which he subsequently surrendered as a result of participation in the Company's September 25, 1998 stock option exchange program; the 110,000 shares shown is the net number of options granted to Mr. Nierman in 1998.

(6) Includes for 1998, $4,800 representing the Company's 401(k) plan contribution and $4,875 representing the Company's Supplemental Retirement Plan contribution. Also includes, for 1998 and 1997, $2,349 and $936 which were term life insurance premiums paid by the Company for insurance benefitting the named executive.

(7) Includes, for 1998 and 1997, $4,800 and $4,750 representing the Company's 401(k) plan contributions and for 1998 $3,050 representing the Company's Supplemental Retirement Plan contribution. Also includes, for 1998 and 1999, $728 and $647 which was term life insurance premiums paid by the Company for insurance benefitting the named executive.

(8) Includes, for 1998, 1997, and 1996, respectively, $4,171, $4,750, and $4,500 representing the Company's 401(k) plan contributions, and for 1998 $4,842 representing the Company's Supplemental Retirement Plan contribution. Also includes for 1998, 1997 and 1996, $185, $169, $158, which were term life insurance premiums paid by the Company for insurance benefitting the named executive.

(9) Includes, for 1998, 1997, and 1996, respectively, $4,800, $4,750, $4,500 representing the Company's 401(k) plan contributions, and for 1998 $3,500 representing the Company's Supplemental Retirement Plan contribution. Also includes for 1998, 1997 and 1996, $1,235, $700, and $667, which were term life insurance premiums paid by the Company for insurance benefitting the named executive.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                            VALUE
                                          ---------------------------------------------------     AT ASSUMED ANNUAL
                                                         % OF TOTAL                                     RATES
                                           NUMBER OF       OPTIONS                                  OF STOCK PRICE
                                          SECURITIES     GRANTED TO     EXERCISE                     APPRECIATION
                                          UNDERLYING    EMPLOYEES IN    OR BASE                    FOR OPTION TERM
                                            OPTIONS        FISCAL        PRICE     EXPIRATION   ----------------------
                  NAME                    GRANTED#(1)      YEAR(2)      ($/SH.)       DATE        5%($)       10%($)
----------------------------------------  -----------   -------------   --------   ----------   ----------  ----------
William J. Weyand                          450,000(3)        8.7         11.0625    9/25/2008    3,130,716   7,933,849

Robert M. Nierman                          110,000(3)(4)      2.1        11.0625    9/25/2008      765,286   1,939,385

Mark C. Goldstein                           85,000(3)        1.6         11.0625    9/25/2008      591,357   1,498,616

John A. Mongelluzzo                         70,000(3)        1.3         11.0625    9/25/2008      487,000   1,234,154

Jeffrey J. Vorholt                          85,000(3)        1.6         11.0625    9/25/2008      591,357   1,498,616

------------------------

(1) Generally, all such options first become exercisable as to 33% of the shares covered after the end of the first year after the date of grant, as to 67% of the shares covered after the end of two years, and are exercisable in full after the end of three years. The option exercise price, generally, is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock. However, in the case of options to purchase 350,000 shares held by Mr. Weyand which relate to an option grant negotiated at the time Mr. Weyand became employed by the Company, vesting occurs with respect to 50,000 shares per year commencing on May 25, 1999 and extending through May 25, 2005.

(2) The percentage shown in the above table reflects the ratio of the total options granted to the named person during the fiscal year over the total options granted to all employees during the fiscal year, including all employees eligible to participate in the September 25, 1998 stock option exchange program.

(3) Represents option shares cancelled and reissued as a result of participation in the Company's September 25, 1998 stock option exchange program.

(4) A separate 30,000 share option grant was included in the 110,000 option shares exchanged by Mr. Nierman on September 25, 1998.

    The following table sets forth information regarding stock options exercised by the named executives during 1998 and the value of unexercised in-the-money options held by the named parties as of December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                              SHARES                       OPTIONS AT FY-END(#)               FY-END($)
                            ACQUIRED ON      VALUE     ----------------------------  ----------------------------
          NAME              EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -------------  -----------  ------------  --------------  ------------  --------------
William J. Weyand                    0             0             0        450,000              0       3,431,250

Robert M. Nierman                    0             0             0        110,000              0         838,750

Mark C. Goldstein                    0             0        76,500         85,000        353,625         648,125

John A. Mongelluzzo              1,600        34,750        91,600         70,000        510,163         533,750

Jeffrey J. Vorholt                   0             0         9,900         85,000        127,772         648,125

COMPENSATION OF DIRECTORS

    During the year ended December 31, 1998, the Company's outside directors (those directors who are not employees of the Company) who chaired a Board committee received compensation of $35,000 per year and all other outside directors received $30,000 per year. In 1998, the Lead Director, a non-executive position, received an additional $10,000 per month. The Company does not additionally compensate employee directors. All directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

    Outside directors are eligible to participate in the Company's Non-qualified Unfunded Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"). Participants in the Deferred Compensation Plan may elect to have payment of up to 100% of their cash director's compensation (in 25% increments) deferred and held in either a stock equivalent account which will be valued based on the market price of the Company's Common Stock or an interest-bearing account which will accrue interest at a bank prime rate as it may vary from time to time. Elections must be made on an annual basis in advance and once made are irrevocable.

    In addition, outside directors currently receive stock options under the 1996 Directors' Non-Discretionary Stock Plan (the "Directors' Plan"). The Directors' Plan provides that upon their initial election or appointment, non-employee directors are automatically issued options to purchase 10,000 shares of the Company's Common Stock and that at every annual organizational meeting of directors each then-serving director will receive an additional option to purchase 10,000 shares. All options granted under the Directors' Plan have a five year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of issuance. Options are not exercisable at all for six months after their issuance, at which time they become exercisable as to 50% of the shares covered. After 12 months, they become exercisable in full until expiration.

    The Directors' Plan also permits directors, in advance on an annual basis, to elect to receive all or a specified percentage of their annual cash compensation in the form of Common Stock rather than cash. The Board of Directors has formally adopted director stock ownership guidelines under which directors are expected to achieve and maintain significant levels of Common Stock ownership which the Directors' Plan is designed to facilitate.

EMPLOYMENT AGREEMENTS

    On June 19, 1997, the Company entered into an employment agreement with William J. Weyand pursuant to which Mr. Weyand agreed to become employed by the Company as its President and Chief Executive Officer. The agreement provides for an annual base salary of at least $400,000 and further provides that Mr. Weyand is eligible to earn performance-based incentive compensation of up to 120% of his annual salary in accordance with the Company's Executive Incentive Compensation Plan. The Company also agreed to pay certain expenses incurred in connection with Mr. Weyand's relocation to Cincinnati, Ohio from Atlanta, Georgia.

    The initial term of the agreement runs through December 31, 2000 and will be automatically extended through December 31, 2002 unless either party notifies the other on or before July 1, 2000 that the agreement will terminate on December 31, 2000. If the Company exercises its right to terminate the agreement as of December 31, 2000, Mr. Weyand will be entitled to a termination payment equal to his then current annual salary plus the amount of his annual bonus for the fiscal year preceding the year of termination. If the Company terminates the agreement without cause at any other time, Mr. Weyand will be entitled to a termination payment equal to the greater of (i) his then current annual salary plus his annual bonus for the fiscal year preceding the year of termination multiplied by the number of years or fractional years remaining in the initial term of the agreement, or (ii) 100% of his then current annual salary plus his annual bonus for the fiscal year preceding the year of termination. Mr. Weyand is also a party to the Company's standard severance compensation agreement (described below) which would provide for certain severance benefits in the event of termination following a change in control. Any such benefits would be in lieu of and not in addition to severance payments under the employment agreement.

    Mr. Weyand's employment agreement also provided for an initial grant to him under the Company's 1994 Long-Term Stock Incentive Plan of options to purchase 200,000 shares of Common Stock vesting over four years, and a supplemental grant of options to purchase an additional 150,000 shares, the vesting of which was conditioned upon Mr. Weyand making open market purchases of at least 20,000 shares of Common Stock within six months of his employment commencement date. Mr. Weyand purchased 25,000 shares on the open market shortly before the effective date of his employment agreement.

SEVERANCE COMPENSATION AGREEMENTS

    In order to minimize distraction in circumstances arising from a change in control, the Company has entered into severance compensation agreements with each of the named executives, as well as other executive officers of the Company, which provide for the payment of severance compensation in the event the employment of the named executive or other officer is terminated by the Company within two years following a change in control of the Company other than due to death or disability or for cause, or if the executive terminates his or her employment for "good reason." Good reason is defined in detail in the agreements and generally exists if there is a material change in the terms and conditions of the executive's employment. The severance benefits payable under these agreements are equal to 250% of the sum of the prior year's base salary and annual bonus target.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of three non-employee directors of the Company. No member of the Compensation Committee has any insider or interlocking relationship with the Company, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors. In addition, the Compensation Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company, including the named executives.

    The Compensation Committee works with an outside compensation consultant and supports its compensation decisions through analysis of published surveys and special studies undertaken periodically.

    The Company's compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board. The objectives of the Company's executive compensation program as developed by the Compensation Committee are to:

    - Provide a direct link between executive officer compensation and the interests of the Company's shareholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company and the price performance of the Company's Common Stock.

    - Support the achievement of the Company's annual and long-term goals and objectives as determined annually by the Board.

    - Establish base salaries targeted at a median level for comparable positions within a comparison group of companies, with incentive opportunities designed to pay total compensation well above average for outstanding Company performance.

    - Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

    - Achieve and maintain desired levels of Common Stock ownership within the executive officer group; desired levels of Common Stock ownership are amounts valued at three times the salary level for the Chief Executive Officer and two times or one time the salary level for other executive officers of the Company. The Company's stock incentive plans are designed to provide opportunities for ownership through retention of shares obtained through the exercise of options.

    - Provide compensation plans and arrangements that encourage the retention of better-performing executives.

    The Compensation Committee's executive compensation policies seek to provide an opportunity for compensation, that varies with performance, which compares favorably to levels provided to executives within a comparative group of companies engaged in high technology businesses. These companies are generally either competitive with or complementary to the Company's business and are generally of comparable size, business characteristics and complexity (the "Comparative Group"). All of the companies in the Comparative Group whose shares are traded on the Nasdaq National Market are included in the Nasdaq Computer and Data Processing Services Stocks Index (see "Executive Compensation -- Financial Performance"). The Comparative Group also includes certain companies whose shares are traded on other exchanges, and are therefore not included in such index, but are nevertheless considered to be comparable to the Company for this purpose.

    The Compensation Committee developed an executive compensation strategy which targets total direct compensation (base salary plus annual incentives plus long-term incentives) at competitive levels compared to the Comparative Group in a manner which directly links the interests of the Company's executives and its shareholders and focuses executives on sustainable long-term growth. Individual compensation levels recommended by the Compensation Committee may vary significantly among the Company's executive officers and from year to year, because such levels may also be based in major part on annual and long-term corporate performance, as well as on individual performance. The Compensation Committee assigns more weight to long-term corporate performance for higher level executives and more weight to annual corporate and individual performance for lower level executives in determining the compensation level of any individual executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

    The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term incentive compensation currently in the form of stock options. Bonuses and stock options (collectively, "Incentive Compensation") may represent between one-third and two-thirds of an executive officer's potential annual compensation, depending upon the position. In general, the proportion of an executive officer's compensation that is Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits generally available to all employees of the Company, such as 401(k) and medical plans.

BASE SALARIES

    The Compensation Committee seeks to set base salaries for the Company's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities within the Comparative Group. In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions within the Comparative Group and the executive's experience, level and scope of responsibility as a benchmark reference. It then considers individual performance of the executive measured against expectations in developing its salary increase recommendations. Based on these principles, salary increases were granted to named executives in 1998.

ANNUAL INCENTIVE BONUSES

    Working with an outside compensation consultant and analyzing the total executive compensation components of the Comparative Group, the Compensation Committee has developed an Executive Incentive Compensation Plan ("EIC Plan"). Under the EIC Plan, the Compensation Committee recommends to the Board of Directors an aggregate target cash bonus amount for incentive-eligible executives. A target bonus pool will be established based upon specific performance measures approved by the Board of Directors, which will include a test of reasonableness for incentive compensation as a percentage of pre-tax income of the Company.

    Each year the Board establishes three levels of achievement for EIC Plan performance goals -- threshold, target and outstanding. Generally, at performance levels below the threshold, no bonuses are payable unless otherwise approved by the Compensation Committee. The target bonus pool is determined by the sum of individual participants' awards at target performance levels. Individual bonuses at target may range from 10% to 60% of base annual salary at target. Upon reaching the threshold performance goals, a participant will be eligible for up to 50% of his or her target bonus. Actual bonus payments will be interpolated between threshold (50%), target (100%) and outstanding
(150% -- 200%) and will not exceed 200% of the target bonus.

    Applying the basic principles of the EIC Plan to 1998 Company and individual performances, at its February, 1999 meeting the Compensation Committee elected not to approve bonuses for the then-serving named executives due to a level of performance in 1998 below target. (See "Executive Compensation -- Summary Compensation Table.")

OPTION GRANTS

    The Company's stock incentive plans authorize the Compensation Committee to award stock options and restricted stock to executive officers and other key employees. Stock option grants are designed to align the long-term interests of the Company's key employees with those of its shareholders by directly linking compensation to shareholder interest, as well as enabling key employees to develop and maintain significant long-term equity ownership positions.

    The number of options granted to an executive officer is a function of grants for similar positions made by the companies within the Comparative Group and the executive's level of responsibility. Variance from these numbers is based upon the Compensation Committee's reasoned expectation of the executive's future contribution to the Company. Generally, the Compensation Committee grants non-statutory options during each fiscal year at an exercise price equal to the fair market value of Company Common Stock on the date of grant. Option grants are designed to enable executive officers to achieve and maintain the stock ownership guidelines established for executive officers over a five year period of time.

    The table set forth below in the Report on Repricing of Options provides information on all repricing of any options held by any executive officer during the last ten years. Because the exchange program is the only option repricing ever undertaken by the Company, the table only contains information regarding that program.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Company's Chief Executive Officer is determined utilizing the same methodology that is applied to all other executive officers as described above. Mr. Weyand's 1998 incentive compensation was determined applying the same principles utilized in determining incentive compensation for other executive officers. The year 1998 was disappointing for many high technology companies, and like other high technology companies the Company did not fully achieve all of its 1998 financial objectives due in part to a general decline in the Company's market areas. The Committee elected not to grant Mr. Weyand a bonus for 1998, compared to a $150,000 bonus for 1997. In view of the Company's strong second-half 1998 recovery, however, the Committee did grant Mr. Weyand an annual stock option of 110,000 shares for the full year 1998 compared to 100,000 shares for the six months of the preceding year that Mr. Weyand was with the Company.

William P. Conlin            Bannus B. Hudson           Gilbert R. Whitaker, Jr.

                         REPORT ON REPRICING OF OPTIONS

    It has always been the policy of the Board of Directors not to reprice its outstanding employee stock options. However, 1998 was an extremely difficult year with respect to employee attrition, particularly among its key employees. Due in large part to the overall decline which generally affected firms in the Company's industry, many of the Company's competitors had already repriced outstanding stock options, as was well known by the Company's employees. The Company was faced with the prospect of losing substantial numbers of difficult-to-replace employees if some action were not taken immediately. Because of the immediacy of the Company's attrition problem, in August 1998, the Compensation Committee, at the request of management, undertook a review of the outstanding options which had been granted to the Company's employees in prior years. The Committee recognized the fact that the Company constantly competes with other companies in its industry, and high technology businesses generally, to attract and thereafter to retain the highly-qualified employees who are essential to the Company's success. The Committee determined that, under all of the prevailing circumstances, most of the Company's employees to whom options had been awarded in prior years held their options at exercise prices that limited the options' effectiveness as a tool for employee retention and as long-term performance incentives.

    After studying what other companies had recently done under similar circumstances and considering various possible methods of dealing with this problem, the Committee, and subsequently the full Board of Directors, determined that the problem was so critical to the Company's future success that it could only be effectively addressed by means of an option exchange program which would permit employees (but not directors) with options to exchange them for new options at a more current exercise price.

    The Board was mindful of the fact that in 1995 the Company faced a similar situation where many of its employees held "underwater" options. However, at that time this was due in large part to issues internal to the Company rather than to general market forces, and in that context the Board adopted a policy that it would not reprice outstanding options at that time without the majority vote of the Company's shareholders. The Board also stated its intention to review that policy on an annual basis and to advise the Company's shareholders in advance of any determination to establish an option repricing policy that did not require shareholder approval. Because of the immediate nature of the Company's current attrition problem, it was necessary to move very quickly to avoid irreversible harm. It was not feasible to formally notify all shareholders or to seek their formal approval. However, the Board did design the option exchange program to be effective only after a significant majority of the Company's shareholders had first been advised of the program. Management was directed to immediately contact major shareholders for this purpose, and representatives of the holders of at least 70% of the Company's outstanding Common Stock were contacted.

    Following the Board's action, it took the further step of formally adopting a Board of Directors By-Law stating the Board's general policy of not repricing outstanding options and of seeking shareholder concurrence with any future repricing program. This By-Law as adopted provides that any repeal or amendment will require the prior approval of a majority of the Company's shareholders.

    The exchange program provided that any employee holding options as of September 25, 1998 that were originally granted on or after January 1, 1996 would be entitled to receive new options in exchange for the surrender of old options on a one-for-one basis. Options granted prior to January 1, 1996 were not included in the exchange program. The exercise price of the new options equaled the market price of the Company's Common Stock at the close of business on September 25, 1998, which was $11.0625 per share. Regardless of the vested or unvested status of the old options surrendered, the new options generally began a new vesting schedule and thus will not be exercisable at all prior to the first anniversary of their issuance, September 25, 1999, at which time they will become 33% vested. Implementation of a new vesting period for these options was intended to enhance their impact as a retention device. They become vested, or exercisable, as to 67% on the second anniversary date and are fully vested on the third anniversary date, but only if the optionee remains employed by the Company. The program was implemented to realign the value of the previously granted options, upon exerciseability, with the market value at the time of repricing. The expectation is that the opportunity to earn compensation based on appreciation of the Company's Common Stock from the repriced level will motivate employees to achieve superior results over the long term, encourage key employees to remain with the Company and compensate employees for work and economic sacrifices made, thus benefitting all shareholders.

                           TEN-YEAR OPTION REPRICING

                                                                                                      LENGTH OF
                                                                                                      ORIGINAL
                                             SECURITIES                                              OPTION TERM
                                             UNDERLYING   MARKET PRICE     EXERCISE                   REMAINING
                                              NUMBER OF     OF STOCK     PRICE AT TIME     NEW       AT DATE OF
                                               OPTIONS     AT TIME OF    OF REPRICING   EXERCISE      REPRICING
NAME                                DATE      REPRICED    REPRICING ($)       ($)       PRICE ($)      (YEARS)
--------------------------------  ---------  -----------  -------------  -------------  ---------  ---------------
William J. Weyand...............    9/25/98     350,000        11.0625       26.3125      11.0625          8.74
                                                100,000        11.0625       18.5625      11.0625          9.21

Robert M. Nierman...............    9/25/98      20,000        11.0625       22.75        11.0625          8.35
                                                 20,000        11.0625       22.50        11.0625          8.39
                                                 40,000        11.0625       18.125       11.0625          9.21
                                                 30,000        11.0625       24.3125      11.0625          9.33

Mark C. Goldstein...............    9/25/98      15,000        11.0625       31.25        11.0625          7.60
                                                 30,000        11.0625       22.50        11.0625          8.39
                                                 40,000        11.0625       18.125       11.0625          9.21

John A. Mongelluzzo.............    9/25/98      20,000        11.0625       31.25        11.0625          7.60
                                                 25,000        11.0625       22.50        11.0625          8.39
                                                 25,000        11.0625       18.125       11.0625          9.21

Jeffrey J. Vorholt..............    9/25/98      25,000        11.0625       31.25        11.0625          7.60
                                                 25,000        11.0625       22.50        11.0625          8.39
                                                 35,000        11.0625       18.125       11.0625          9.21

Bryan M. Valentine..............    9/25/98      20,000        11.0625       32.25        11.0625          7.60
                                                 25,000        11.0625       22.50        11.0625          8.39
                                                 25,000        11.0625       18.125       11.0625          9.21

William P. Conlin            Bannus B. Hudson           Gilbert R. Whitaker, Jr.

                             FINANCIAL PERFORMANCE

    The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S&P 500 Stock Index and the Nasdaq Computer and Data Processing Services Stocks Index over a five year period as calculated by the Center for Research in Security Prices at the University of Chicago.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SDRC STOCK     S&P 500      NASDAQ C&D
1993              $100.0      $100.0          $100.0
1994               $31.0      $101.0          $121.0
1995              $170.0      $140.0          $185.0
1996              $116.0      $172.0          $228.0
1997              $130.0      $220.0          $280.0
1998              $115.0      $296.0          $502.0

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

    Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following shareholders are known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock as of December 31, 1998:

  TITLE OF         NAME AND ADDRESS OF       AMOUNT AND NATURE OF   PERCENT
   CLASS            BENEFICIAL OWNER              OWNERSHIP         OF CLASS
------------  -----------------------------  --------------------   --------
Common Stock  State of Wisconsin Investment          4,726,000(1)      12.99%
              Board
              P.O. Box 7842
              Madison, WI 53707

Common Stock  J. & W. Seligman Co., Inc.             5,689,164(2)      15.65%
              Seligman Communications &
              Information Fund, Inc.
              William C. Morris
              100 Park Avenue
              New York, NY 10017

------------------------

(1) The information in the above table and in this footnote was obtained from a
    Schedule 13G filed by such shareholders. Such shareholder has the sole power to vote and to direct the disposition of such shares.

(2) The information in the above table and in this footnote was obtained from a
    Schedule 13G filed by such shareholders. Such shareholders have, among themselves, the shared power to vote and to direct the disposition of all such shares.

MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executives, and all directors and executive officers as a group:

                                                                        AMOUNT AND
                                                                        NATURE OF          PERCENT OF
   TITLE OF CLASS               NAME OF BENEFICIAL OWNER               OWNERSHIP(1)         CLASS(2)
--------------------  ---------------------------------------------  ----------------      ----------
Common Stock........  William J. Weyand                                   63,902 shs.(3)        .2  %

Common Stock........  William P. Conlin                                   56,400 shs.(4)        .2  %

Common Stock........  Bannus B. Hudson                                    56,473 shs.(5)        .2  %

Common Stock........  John E. McDowell                                    89,885 shs.(6)        .3  %

Common Stock........  James W. Nethercott                                 47,589 shs.(7)        .1  %

Common Stock........  Arthur B. Sims                                      45,480 shs.(8)        .1  %

Common Stock........  Gilbert R. Whitaker, Jr.                            54,400 shs.(9)        .2  %

Common Stock........  Robert M. Nierman                                    1,016 shs.(10)       .01 %

Common Stock........  Mark C. Goldstein                                   73,885 shs.(11)       .2  %

Common Stock........  John A. Mongelluzzo                                 88,605 shs.(12)       .3  %

Common Stock........  Jeffrey J. Vorholt                                  12,829 shs.(13)       .04 %

Common Stock........  All Directors and Executive Officers
                      as Group (13 Persons)                              622,724 shs.(14)      1.7  %

------------------------

 (1) All the information in the above table is shown as of March 18, 1999. The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options are considered to be currently exercisable if by their terms they may be exercised as of March 18, 1999 or if they become exercisable within 60 days thereafter.

 (2) These percentages assume the exercise of certain currently exercisable stock options, which options have not in fact been exercised.

 (3) Includes 63,902 shares held of record or beneficially by Mr. Weyand.

 (4) Includes 6,400 shares held of record or beneficially by Mr. Conlin and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (5) Includes 12,500 shares held of record by Mr. Hudson and 43,973 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (6) Includes 17,485 shares held of record by Mr. McDowell; 32,400 shares held of record by Mr. McDowell's wife (including 1,800 shares held in trust for the benefit of their grandchildren); and 40,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (7) Includes 5,000 shares held of record by Mr. Nethercott and 42,589 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (8) Includes 2,000 shares held of record or beneficially by Mr. Sims and 43,480 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (9) Includes 14,400 shares held of record by Dr. Whitaker and 40,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(10) Includes 1,016 shares held beneficially by Mr. Nierman.

(11) Includes 5,385 shares held of record or beneficially by Mr. Goldstein and 68,500 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(12) Includes 4,997 shares held of record or beneficially by Mr. Mongelluzzo, 8 shares held in trust for his children and 83,600 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

(13) Includes 12,829 shares held of record or beneficially by Mr. Vorholt.

(14) Includes a total of 444,142 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

                              ELECTION OF AUDITORS

    The accounting firm of PricewaterhouseCoopers LLP is presently serving as the Company's independent accounting firm as recommended by the Audit Committee and approved by the Board. PricewaterhouseCoopers LLP also served as the Company's independent auditors with respect to the Company's financial statements for the fiscal year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the selection of auditors. If the resolution is rejected by the shareholders, the Board of Directors will reconsider its choice of PricewaterhouseCoopers LLP as the Company's independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

    The resolution states:

        RESOLVED, that shareholders of the Company hereby ratify the action of the Board of Directors in retaining PricewaterhouseCoopers LLP as the independent auditors of the Company for 1999.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

    In order for any shareholder proposals for the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting and to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at

2000 Eastman Drive, Milford, Ohio 45150, prior to December 2, 1999. The form of proxy distributed by the Company with respect to the 2000 Annual Meeting of Shareholders may include the discretionary authority to vote on any matter which is presented to the shareholders at the meeting (other than by management) if the Company does not receive notice of that matter at the above address prior to February 15, 2000.

                                 OTHER MATTERS

    The Company has retained Morrow & Co., Inc., a professional solicitation firm, to assist in soliciting proxies for a fee estimated at $7,500. Morrow & Co., Inc. will use approximately 30 people to solicit proxies on behalf of the Company.

    The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                          By Order of the Board of Directors

                                          [JOHN A MONGELLUZZO SIGNATURE]

                                          John A. Mongelluzzo
                                          Secretary

                                     [LOGO]

                  -------------------------------------------
                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                          ----------------------------

                                      1999
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                  MAY 6, 1999

PROXY               STRUCTURAL DYNAMICS RESEARCH CORPORATION
                               2000 Eastman Drive
                              Milford, Ohio 45150

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William J. Weyand, John A. Mongelluzzo and Jeffrey J. Vorholt, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of Structural Dynamics Research Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said Company scheduled to be held on May 6, 1999 at 2:00 p.m. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150 or at any adjournment or recess thereof.

    Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF CLASS II DIRECTORS.
    / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
    (except as marked to the contrary below)

 WILLIAM J. WEYAND, JOHN E. MCDOWELL, JAMES W. NETHERCOTT, GILBERT R. WHITAKER,
                                        JR.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

--------------------------------------------------------------------------------

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for 1999.

                    / / FOR      / / ABSTAIN      / / AGAINST

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR the proposal in paragraph 2.

ALL FORMER PROXIES ARE HEREBY REVOKED.
                                                   NUMBER OF SHARES ............

                                                   -----------------------------
                                                    (Signature of Shareholder)

                                                   -----------------------------
                                                    (Signature of Shareholder)

                                                   (Please sign exactly as your
                                                   name appears hereon. All
                                                   joint owners should sign.
                                                   When signing in a fiduciary
                                                   capacity or as a corporate
                                                   officer, please give your
                                                   full title as such)

                                                   Dated:  .............. , 1998